Exhibt 10.27

DATED THE 19TH DAY OF NOVEMBER, 2020

WARRANTS INSTRUMENT

INSTRUMENT CONSTITUTING AND REGULATING WARRANTS TO

SUBSCRIBE FOR SHARES IN

AIHUISHOU INTERNATIONAL CO. LTD.

WARRANTS INSTRUMENT

THIS WARRANTS INSTRUMENT is executed as a deed on the 19th day of November,    2020

BY:

AIHUISHOU INTERNATIONAL CO. LTD., a company incorporated in the Cayman Islands (with company registration number: 264412) with its registered office at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands (the “Company”).

This Warrants Instrument witnesses as follows:

1.	Definitions and Interpretation

1.1

In this Warrants Instrument, unless the context otherwise requires, terms used in the Facility Agreement have the same meaning and in addition thereto, the following words and expressions shall have the following meaning:

“Affiliate” means, in relation to any person, any person that (directly or indirectly), owns or controls or is owned or controlled by or is under common ownership or control with, such person, and each of such person’s officers, directors, joint venture parties or partners, as applicable; and for this purpose, a person shall be treated as being controlled by another person if that other person is able to direct its affairs and/or control the composition of its board of directors or equivalent body and/or vote (or control the voting of) more than 25% of its voting shares, in each case, whether by way of ownership of shares, proxy, contract, agency or otherwise. In the case of the Holder, the term “Affiliate” shall include all persons that form part of the Holder’s group on the relevant date.

“Approved Reconstruction” means any reconstruction approved in accordance with the Constitution (including but not limited to any inversion that results in the Company becoming the subsidiary of a holding company whereby the current shareholders of the Company hold shares in such holding company) whereby the Holder(s) are granted substitute warrants over the equity share capital of the restructured company of a value no less than the value of the Warrants in issue immediately prior to the reconstruction.

“Business Day” means a day (other than a Saturday, Sunday or a public holiday) on which banks are open for general business in Singapore, the People’s Republic of China, the Cayman Islands and (in relation to any date for payment or purchase of a currency) the principal financial centre of the country of that currency.

“Competitors” shall bear the same meaning with “Competitors of the Company” and “Competitors of Jing Dong” (or substitutional or supplemental terms of the foregoing for purpose of limiting the transfer of any equity securities of the Company) as provided in the provisions of the Six Amended and Restated Shareholders Agreement of the Company dated as of June 3, 2019, as amended and restated from time to time.

“Conditions” means the conditions attaching to the Warrants set out in Schedule 2 as may be amended from time to time.

“Constitution” means the memorandum of association and articles of association of the Company as amended or restated from time to time.

“Directors” means the board of directors of the Company for the time being.

“Disposal” means the sale of all or substantially all or most of the Company’s business, assets and/or undertaking.

“Exercise Value” means, with respect of an exercise of the Warrant(s): (i) the aggregate Warrant Price for such exercise of the Warrant(s); (ii) if the Warrant Shares under such exercise of the Warrant(s) are issued on a net issuance basis as provided in Condition 3.2(b), the amount which be calculated using the following formula:

X =Y×Z, where:

(i)	X = the Exercise Value of such exercise of the Warrant(s);

(ii)

Y = the number of Warrant Shares to be issued to the Holder if the Warrant is exercised by the Holder in accordance with Condition 3.2(a) (that is, Y shall bear the same meaning ascribed to it in the formula set forth in Condition3.2(b)); and

(iii)	Z = the applicable Warrant Price.

“Exit Event” means a Disposal, Listing or Share Sale.

“Expiration Date” means in relation to a Warrant, the earlier of: (i) the fifth anniversary of the date of the issuance of such Warrant; and (ii) the date of Listing of the Company, subject to adjustment as provided herein.

“Facility Agreement” means the facility agreement, dated on or about the date of this Warrants Instrument, between the Company as borrower and INNOVEN CAPITAL CHINA PTE. LTD. as lender, as the same may be amended, supplemented, extended, modified or restated from time to time.

“Fair Market Value” means:

(a)

if the Subscription Rights are exercised in connection with a Listing, and the admission of such shares to trading pursuant to such Listing has become effective, then the fair market value for the Warrant Shares shall be the initial “price per share” specified in the final prospectus, listing particulars or circular (or its equivalent meaning in relation to any stock exchange other than the Stock Exchange) published in connection with the Listing;

(b)

if the Subscription Rights are exercised after, and not in connection with a Listing, and the securities are traded on a Stock Exchange, the fair market value of the Warrant Shares shall be the average of the middle market quotations of the Shares of the Company which are listed over a five day period ending three days before the date the current fair market value of the Warrant Shares is being determined; or

(c)

if the Subscription Rights are exercised prior to a Listing, and none of the securities issued by the Company are listed on any Stock Exchange, the fair market value for the Warrant Shares shall be the Fair Price.

“Fair Price” means the higher of (i) the issue price per preference share issued and allotted in the round of financing of the Company occurring immediately before the date the Notice of Exercise or the Notice of Waive (as applicable), subject to adjustment as provided herein; (ii) only in relation to Condition 3.6, the price or value per Preference Share reflected in or applicable to the relevant Disposal or Share Sale, subject to adjustment as provided herein.

“Holder(s)” means all the registered holders of Warrants for the time being (and “Holder” shall be construed accordingly).

“Listing” means the becoming effective of a listing of the Company’s securities on a Stock Exchange or the granting of permission for any of the Company’s securities to be traded on a Stock Exchange and the listing shall be treated as occurring on the day on which trading in the securities commences.

“Notice of Exercise” means in relation to a Warrant, a duly completed notice to the Company substantially in the form set out in the schedule to the relevant Warrant Certificate.

“Notice of Waive” has the meaning given to it set forth in Condition 3.6.

“Ordinary Shares” means ordinary shares in the capital of the Company having the rights and privileges set out in the Constitution.

“Preference Shares” means the series E preferred shares of the Company (or if such class is replaced or superseded by a new class of preference shares then that class of shares) in the capital of the Company having the rights and privileges set out in the Constitution.

“Register” has the meaning given to it set forth in Condition 1.

“Share Sale” means:

(a)	a sale of fifty per cent. (50%) or more of the Company’s issued share capital; or

(b)

an Approved Reconstruction which results in shareholders of the Company’s issued share capital beneficially owning less than fifty per cent. (50%) of the voting interests of the surviving entity immediately after the Approved Reconstruction takes place.

“Shares” means shares in the capital of the Company (of whatever class).

“Stock Exchange” means the Singapore Exchange Securities Trading Limited or any other “approved exchange”(as defined by Section 2 of the Securities and Futures Act (Chapter 289) of Singapore) and their respective share dealing markets, or any other stock exchange.

“Subscription Price” means: (a) the Warrant Price; or (b) if the Warrant Shares are issued on a net issuance basis, the price satisfied in accordance with Condition 3.2(b).

“Subscription Rights” means the rights for the time being conferred by all the Warrants to subscribe for Warrant Shares as constituted by this Warrants Instrument (and in relation to a particular Warrant or particular Warrants, as a reference to that proportion of such rights as are conferred by the Warrant or those Warrants).

“US Dollars” or “US$” means the lawful currency from time to time of the United States of America.

“Warrant Certificate” means a warrant certificate substantially in the form set out in Schedule 1.

“Warrants” means warrants of the Company entitling the Holder(s) to subscribe for Warrant Shares as constituted by this Warrants Instrument.

“Warrant Price” means the per-share exercise price equal to US$ 17.8441 per share, subject to adjustment as provided herein.

“Warrant Shares” means the Preference Shares, and with respect of an exercise of the Warrant(s), such number of Warrant Shares to be issued under such exercise of the Warrant(s) shall be calculated using the following formula:

X =	Y	, where:
Z

(i)	X = the number of Warrant Shares to be issued under such exercise of the Warrant(s);

(ii)	Y = the amount to be paid for such exercise of the Warrant(s), as determined by the Holder exercising the Warrant(s); and

(iii)	Z = the applicable Warrant Price,

subject to Condition 3.2 if the Warrant Shares under such exercise of the Warrant(s) are issued on a net issuance basis.

1.2	Clause headings are used in this Warrants Instrument for convenience only and shall be ignored in its interpretation.

1.3	In this Warrants Instrument, unless the context otherwise requires:

(a)

reference to Clauses, Conditions and Schedules is to clauses and conditions of and schedules to this Warrants Instrument and references to sub-clauses are references to sub-clauses of the clause or condition which they appear; and references to this Warrants Instrument include the Schedules to it;

(b)

reference to (or to any specified provision of) this Warrants Instrument or any other document or Warrants Instrument shall be construed as a reference to this Warrants Instrument, that provision or that document or Warrants Instrument as in force for the time being and as amended in accordance with the terms thereof and (where such consent is required by the terms of this Warrants Instrument as a condition to such amendment being made) with the prior sanction of the Holder(s);

(c)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(d)

a “person” includes any individual, firm, body corporate, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(e)	references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

2.	Constitution of Warrants

2.1

The Warrants issued under this Warrants Instrument together, inter alia, confer the rights (but not the obligation) to the Holder to subscribe at the Subscription Price for all or some of the Warrant Shares.

2.2

Entitlement to all rights attaching to the Warrants shall be evidenced by the issue to a Holder of a Warrant Certificate in all material respects in the form set out in Schedule 1. The Company shall issue a copy of this Warrants Instrument with each Warrant Certificate.

2.3

The Company undertakes to comply with the terms and conditions of this Warrants Instrument and the Conditions (which are incorporated by reference herein) and specifically to do all such things and execute all such documents to the extent necessary in order to give effect to the Subscription Rights in accordance with the terms of this Warrants Instrument and the Conditions.

3.	Conditions

The Warrants are issued subject to the Conditions (which are incorporated by reference herein), which are binding upon the Company and each Holder and all persons claiming through them.

4.	Register and Warrant Certificates

4.1	The Company shall maintain a Register in accordance with the provisions of Condition 1.

4.2

The Company shall, upon entering the name of a Holder in the Register, issue to the Holder a Warrant Certificate setting out the number of Warrant Shares in respect of which that Holder is entitled, at the relevant time, to exercise Subscription Rights.

5.	Issuance of Warrants

The Company hereby undertakes to, no later than the first Utilisation Date (as defined in the Facility Agreement), issue to INNOVEN CAPITAL CHINA PTE. LTD. (“InnoVen Capital”) certain Warrants, under which the aggregate amount of the Exercise Value under all exercises of such Warrants can be up to US$1,000,000 (subject to adjustment as set out herein), and duly execute, and deliver to InnoVen Capital, the Warrants Certificate in respect of such Warrants. The Warrants shall be effective upon the first Utilisation Date.

6.	Exercise

All the Warrants are exercisable in whole at any time prior to the Expiration Date by a Holder delivering a Notice of Exercise and satisfying the Subscription Price.

7.	Benefit of the Warrants Instrument

7.1

The Company hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Warrants Instrument hereto shall enure to the benefit of each and every Holder from time to time.

7.2

Each Holder shall be entitled severally to enforce the covenants, obligations and conditions referred to in this Warrants Instrument against the Company insofar as each such Holder’s Warrants are concerned without the need to join the allottee of any such Warrant or any intervening or other Holder in the proceedings for such enforcement.

Warrant Certificate

Certificate No. ______	Transfer No. ______	Issue Date: ______

Total Exercise Value: United States Dollars 1,000,000 (US$1,000,000)

AIHUISHOU INTERNATIONAL CO. LTD., (incorporated in the Cayman Islands with registration number: 264412) (the “Company”)

This Warrant Certificate is issued pursuant to the warrants instrument issued by the Company on November 19, 2020 the “Warrants Instrument”). Words and expressions used in this Warrant Certificate which are defined in the Warrants Instrument have the meanings given to them in the Warrants Instrument.

This is to certify that: INNOVEN CAPITAL CHINA PTE. LTD. (incorporated in Singapore with registration number: 201633108K) with its address at 138 MARKET STREET #27-01 CAPITAGREEN SINGAPORE (048946) is the registered holder of the Warrants which entitle it to subscribe, up to the total Exercise Value stated above, for Warrant Shares in the Company in accordance with the provisions of the Warrants Instrument and the terms and conditions attached to this Warrant Certificate.

EXECUTED as a DEED and delivered this 9th day of December 2020

The COMMON SEAL of	)
AIHUISHOU INTERNATIONAL CO. LTD.	)
was hereunto affixed	)	/s/ AiHuiShou International Co. Ltd.
Seal of AiHuiShou International Co. Ltd.
in accordance with its constitution	)	[place common seal here]

/s/ CHEN Xuefeng Director

/s/ WANG Yongliang Witness’ name: WANG Yongliang (王永良) Address: NO. 433, Songhu Road, Yangpu District, Shanghai

Occupation: Director

Schedule to the Warrant Certificate

(The Warrants Instrument)

The Warrants of AIHUISHOU INTERNATIONAL CO. LTD. (the “Company”) comprised in this Warrant Certificate are part of an issue of Warrants to subscribe for Warrant Shares and have been issued subject to and with the benefit of the Warrants Instrument dated November 19, 2020 (which may from time to time be amended) (the “Warrants Instrument”), executed by the Company, which is enforceable severally by each Holder (as defined in the Warrants Instrument) against the Company insofar as each such Holder’s Warrants are concerned, subject as provided in the Warrants Instrument. The Warrants Instrument (together with any Warrants Instruments supplemental thereto and copies of the Constitution) is and will be available for inspection by Holder(s) at the registered office of the Company. Where the context permits, words and expressions defined in the Warrants Instrument have the same meaning in this Warrant Certificate.

Notice of Exercise

Upon the exercise of Subscription Rights, this Warrant Certificate together with the Notice of Exercise properly completed and signed should be submitted, together with the payment referred to below, to the Company at its registered office for the attention of the Company Secretary or such other person or persons appointed by the Company as its registrars in connection with the Warrants from time to time.

To	AIHUISHOU INTERNATIONAL CO. LTD.

Part A

The undersigned, the registered holder(s) of the Warrants comprised in this Warrant Certificate (and the several Warrant Certificates, if any, enclosed) (Note (A)), hereby gives notice of its/their wish to exercise [ ] Warrant(s) (Note (B)) to subscribe for [ ] Preference Shares, in accordance with the provisions of the Warrants Instrument referred to above. We wish to satisfy the aggregate Subscription Price for the Warrant Shares in respect of the Warrants that we are exercising as follows:

1.	[by paying the Warrant Price to AIHUISHOU INTERNATIONAL CO. LTD. (Note (C)); OR]

2.	[by satisfying the aggregate Subscription Price by electing to receive a reduced number of Warrant Shares, in accordance with Condition 3.2(b) of the Warrants Instrument.]

Part B

We hereby direct you to allot the Warrant Shares in the Company to be issued pursuant to the Warrant Certificate(s) attached to us and we agree to accept such shares, subject to the Constitution. We hereby authorise and request the entry of our name in the register of members of the Company in respect thereof upon the satisfaction of the Subscription Price.

We hereby authorise the despatch of Share Certificates in respect of the Warrant Shares to be allotted to us, by post to my/our address set out in Condition 11 of the Warrants Instrument or such other address notified by us to the Company.

Dated
Signature	………………………………………………………………………………. For and on behalf of INNOVEN CAPITAL CHINA PTE. LTD.

Notes:

(A)

Exercise of the Warrants represented by this Warrant Certificate may be consolidated with the exercise of Warrants represented by other Warrant Certificates by the use of one Notice of Exercise provided that the other Warrant Certificates are attached to the Notice of Exercise.

(B)

At the date of issue of the Warrants, one Warrant entitles the Holder to subscribe for one Preference Share in the Company at the price per share indicated in the Warrants Instrument subject to adjustment in accordance with the provisions of the Warrants Instrument. Holder(s) will be notified of any such adjustment.

(C)

Payments to the Company should be in United States Dollars by cheque drawn on a bank in Singapore or by electronic transfer to an account notified by the Company, or such other manner as may be designated by the Holder(s) and agreed by the Company.

Schedule 2

Conditions

1.	Register

1.1	An accurate register of members (the “Register”) will be kept by the Company and there shall be entered in the Register:

(a)	the number of Warrants or the Exercise Value of Warrants held by every such Holder;
(b)	the date on which the name of every such Holder is entered in the Register in respect of the Warrants standing to its name; and

(c)	the date on which each Warrant is exercised.

1.2

Any change in the name or address of any Holder shall be notified to the Company which shall cause the Register to be altered accordingly. Each Holder (or any person authorised by such Holder) shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same of any part thereof.

1.3

The Company shall be entitled to treat the relevant Holder as the absolute owner of a Warrant and accordingly shall not (except as ordered by a court of competent jurisdiction or as required by law) be bound to recognise any equitable or other claim to or interest in such Warrant on the part of any other person whether or not it shall have express or other notice thereof.

1.4

Each Holder will be recognised by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of such Warrants.

2.	Transfer of Warrants

2.1

All the Warrants may be transferred in whole by any Holder to any Affiliate or any other person (excluding the Competitors) without the prior written consent from the Company but with a written notice delivered to the Company concurrently with such transfer.

2.2	Every transfer of a Warrant shall be made by an instrument of transfer in the usual or common form.

2.3

The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect thereof.

2.4

The Directors shall recognise any instrument of transfer of a Warrant which is signed by both of the transferor and transferee and is deposited at the registered office of the Company accompanied by the Warrant Certificate for the Warrant to which it relates. The Directors may waive production of any certificate upon production to them of satisfactory evidence of the loss or destruction of such Warrant Certificate together with such indemnity as they may require.

2.5	No fee shall be charged by the Company for any registration of a transfer of the Warrant or for the registration of any other documents which in the opinion of the Directors require registration.

2.6	The registration of a transfer shall be conclusive evidence of the approval by the Directors of such transfer.

3.	Exercise of Subscription Rights

3.1	Subscription Rights may be exercised in whole by the relevant Holder:

(a)	completing the Notice of Exercise;

(b)	lodging the relevant Warrant Certificate at the registered office of the Company for the time being or other place as the Company may reasonably instruct; and

(c)	in the case of Condition 3.2(a) below, remitting the aggregate price payable for the Warrant Shares in respect of which Subscription Rights are to be exercised.

3.2	The aggregate Subscription Price for the Warrant Shares to be issued upon exercise of this Warrant shall, at the absolute discretion of the Holder, be satisfied either:

(a)	by the payment in cash for each of the Warrant Shares at the Warrant Price; or

(b)

in the event that the Fair Market Value of the Warrant Share is equal to or higher than one hundred and thirty percent (130%) of the Warrant Price at the date of the relevant Notice of Exercise, on a net issuance basis, whereby the Holder will receive a reduced number of Warrant Shares fully paid up in lieu of paying the aggregate Warrant Price for the Warrant Shares. The number of Warrant Shares the Holder shall receive shall be determined as follows:

X = Y (A-B)/A

where:

X = the number of Warrant Shares to be issued to the Holder

Y = the number of Warrant Shares to be issued to the Holder if the Warrant is exercised by the Holder in accordance with Condition3.2(a)

A = the Fair Market Value of one Warrant Share

B = the Warrant Price

The Company shall procure that the Warrant Shares to be issued upon the exercise of Subscription Rights shall be validly allotted and issued credited as fully paid to the relevant Holder upon receipt of the relevant Warrant Certificate (together with the Notice of Exercise duly completed and in the case of Condition 3.2(a) above, accompanied by the requisite remittance for subscription monies) lodged at the registered office of the Company or other place as the Company may reasonably instruct in accordance with Condition 3.1. Share certificates shall be issued (free of charge) in respect of such shares no later than 14 days after the date of such lodging and the relevant Holder(s) shall be entered into the register of members of the Company as holder(s) of the relevant Warrant Shares.

3.3	No fraction of a Warrant Share will be issued following exercise of a Warrant and the Company will make payment to the relevant Holder of the Fair Market Value of any fractional entitlement.

3.4

Shares allotted pursuant to the exercise of Subscription Rights will rank pari passu in all respects with the fully paid Preference Shares then in issue and shall rank for all dividends and distributions paid on any date or by reference to any record date on or after the date on which the relevant Notice of Exercise is lodged at the registered office and the Subscription Price has been fully satisfied.

3.5

The Warrants Instrument (including these Conditions) and the Warrants shall, subject to the Expiration Date, survive any Listing, any Share Sale, any drawdown and/or repayment of the Facility (or any part thereof) and/or the termination or cessation of the Facility Agreement.

3.6

Without prejudice to any rights of the Holder(s) in accordance with other provisions of this Warrants Instrument, if a Share Sale or Disposal is planned to be carried out, at least fifteen (15) Business Days prior to the closing of such Share Sale or Disposal, the Company shall give each of the Holders a written notice specifying the details of the plan of such Share Sale or Disposal, and any Holder, before the closing of such Share Sale or Disposal, shall be entitled to (but shall not be obliged to) issue one or more written notice (the “Notice of Waive”) to the Company to waive all or part of the Warrant(s) held by such Holder and request the Company to pay a sum (the “Waive Compensation Amount”) determined as follows to such Holder in respect of the Warrant(s) (the “Waived Warrant”) to be waived by such Holder:

X = Y (A-B)

where:

X = the Waive Compensation Amount shall be paid to relevant Holder in respect of the Waived Warrant under a Notice of Waive in accordance with this Condition 3.6

Y = the number of Warrant Shares to be issued to the Holder if the Waived Warrant under such Notice of Waive is exercised by the Holder in accordance with Condition 3.2(a)

A = the Fair Market Value of one Warrant Share (at the date of such calculation)

B = the Warrant Price

The Company shall pay relevant Waive Compensation Amount to relevant Holder in US Dollars within five (5) Business Days after its receipt of each Notice of Waive and the occurrence of the Share Sale or Disposal, and the waiver of relevant Waived Warrant shall only be effective after the full receipt of Waive Compensation Amount by relevant Holder.

3.7

Notwithstanding any other provision stipulated hereunder, (i) if the Company is intending to list on a Stock Exchange, at least thirty (30) days prior to the proposed date of the final prospectus relating to such Listing, the Company shall give each of the Holders a written notice specifying the details of the plan of such Listing. In the event that the Company breaches or violates the provisions of this paragraph, the Warrants of Holder(s) shall survive any Listing and the “Expiration Date” in relation to a Warrant, shall be adjusted to be the fifth anniversary of the date of the issuance of such Warrant.

4.	Adjustment Events

4.1	Upon the occurrence of any of the following (an “Adjustment Event”) after the date of this Warrants Instrument but prior to the Expiration Date:

(a)	any allotment or issue of Shares by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve fund); or

(b)	any sub-division, reclassification, redenomination or consolidation of Shares;

the number and/or nominal value of Warrant Shares to be, or capable of being subscribed on any subsequent exercise of the Subscription Rights conferred by each Warrant and/or the Warrant Price will be adjusted in such manner so that the Warrants shall, after such adjustment, entitle the Holder(s) on exercise to receive the same percentage of the share capital of the Company in issue or capable of being issued following the implementation of the Adjustment Event, carrying the same proportion of votes exercisable at a general meeting of shareholders, for the same price, in each case as nearly as practicable, and carrying the same entitlement to participate in the profits and assets of the Company and to receive value on the occurrence of an Exit Event, as would have been the case if no Adjustment Event had occurred, provided that the Warrant Price shall not in any event be reduced so that upon exercise of the Subscription Rights, the Warrant Shares would fall to be issued at a discount to their nominal value.

4.2

Within seven (7) days after an Adjustment Event, notice of such adjustments will be given to the Holder(s) detailing the number of Warrant Shares for which the Holder(s) are entitled to subscribe in consequence of any such adjustment, the Register shall be updated by the Company and replacement Warrant Certificates shall be sent accordingly.

5.	Insolvency Event

5.1	The Borrower shall notify each Holder of any Insolvency Event relevant details promptly upon becoming aware of its occurrence.

5.2	For the purpose of these Conditions, “Insolvency Event” means any of the following events:

(a)	a meeting of creditors of the Company being held or an arrangement, assignment or composition with or for the benefit of its creditors being proposed by or in relation to the Company;

(b)

a security holder, receiver, liquidator, trustee, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar person taking possession of or being appointed over, or any distress, execution or other process being levied or enforced (and not being discharged within seven days) on the whole or a material part of the assets of the Company;

(c)	the Company ceasing to carry on business or being deemed to be unable to pay its debts;

(d)

the Company or the Directors or a creditor of the Company giving notice of their intention to appoint, appointing or making an application to the court for the appointment of, an administrator or judicial manager;

(e)	a petition being presented or a resolution being passed or an order being made for the administration or the winding-up, bankruptcy or dissolution of the Company; or

(f)	the happening in relation to that person of an event analogous to any of the above in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets.

6.	Exit

If before the Expiration Date, the Company undertakes a redemption of shares of its share capital upon the exercise of redemption rights as provided in the Constitution, declares a dividend or other distribution on any shares, it shall give each Holder at least five (5) days’ notice of such expected occurrence and other related information. Without prejudice to any liabilities or obligations of the Company under this Warrants Instrument, the Company shall promptly send to each Holder the further information relating to the progress of any expected Exit Event, including any the material anticipated terms of the Exit Event and/or the failure or lapse (whether temporary or permanent) of the expected occurrence or Exit Event, to the extent reasonably required for the Holder(s) to be kept informed promptly of any changes or other circumstances which are material to the expected occurrence or Exit Event.

7.	Conversion of Warrant Shares

If all of the Preference Shares in the Company are converted into Ordinary Shares pursuant to the Constitution (including, without limitation, in connection with a Listing), then from and after the date on which all outstanding Preference Shares have been so converted, the Warrant shall be exercisable for such number of Ordinary Shares into which the Warrant Shares would have been converted had the Warrant Shares been issued and outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect immediately prior to such conversion divided by the number of Ordinary Shares into which one Warrant Share would have been converted, subject always to any further adjustment thereafter from time to time in accordance with the provisions of Warrants Instrument.

8.	Restrictions on the Company

Whilst the Warrants are outstanding the Company will:

8.1

ensure that the Directors have all necessary authorisations (including under the Companies Law of the Cayman Islands and waivers of pre-emption to allot such number of Warrant Shares (and Ordinary Shares issuable upon conversion of such Warrant Shares (as may be applicable))) as will enable the Subscription Rights of the Holder(s) to be satisfied in full at any time;

8.2

procure in the event of a Listing or a Share Sale that the Holder(s) are not required for the purpose of, or in connection with, such event to give any warranties or indemnities (other than as to title to shares registered in its/their respective name(s) or the names of their nominees, and as to their capacity and authority to effect the relevant event), or to appoint any party (including the sponsor to the Listing) to act as their agent or make any contribution to the costs (including legal and accountancy fees and disbursements) incurred by any other party in connection with such Share Sale or Listing;

8.3

not make any issue, grant or distribution or take any other action the effect of which would be that on exercise of any of the Subscription Rights it would be required to issue Warrant Shares at a discount to their nominal value;

8.4	not buy any Warrants unless it offers to buy Warrants from all Holder(s) in proportion to their respective holdings of Warrants;

8.5

not, by amendment to the Constitution or through any reorganisation, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrants Instrument.

8.6	not effects any Disposal or Share Sale unless the Company does not beach or violate Condition 3.6.

9.	Modification of Rights

9.1

Any modification to this Warrants Instrument may be effected only by an instrument by way of deed poll executed by the Company expressed to be supplemental to the Warrants Instrument and with the prior sanction of the Holder(s). Any alteration, variation or modification of the Warrants Instrument that is not made in compliance with the provisions of Condition 9 shall be null and void.

9.2

All or any of the rights for the time being attached to the Warrants (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior sanction of the Holder(s) and with the consent of the Company and shall only be effected by an instrument by way of deed poll executed by the Company expressed to be supplemental to the Warrants Instrument.

10.	Replacement of Warrant Certificates

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed it will be replaced at the registered office of the Company for the time being upon payment by the claimant of such reasonable costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

11.	Notices

All notices to the Holder and the Company shall be addressed as follows unless notified otherwise and any communication to be made under or in connection with the Warrants Instrument shall be made in accordance with paragraph 17 (Notices) of Annex 2 (Standard Terms) to the Facility Agreement:

Holder

INNOVEN CAPITAL CHINA PTE. LTD.

Attn: Yingxue Cao

Address: 138 MARKET STREET #27-01 CAPITAGREEN SINGAPORE (048946)

Tel: ***

Email address: ***

Company

AIHUISHOU INTERNATIONAL CO. LTD.

Attn: CHEN Xuefeng (陈雪峰)

Address: 12/F, Tower 6, KIC Corporate Avenue, 433 Songhu Road, Yangpu District, Shanghai 200433, PRC

Tel: ***

Email address: ***

12.	Third party rights

No term of this Warrants Instrument (whether express or implied) is enforceable pursuant to the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore or otherwise by any person who is not a party to it other than InnoVen Capital (for so long as it is a Holder) or a Holder.

13.	Governing law and jurisdiction

13.1

This Warrants Instrument and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by Singapore law.

13.2

Each Party agrees that any dispute arising out of or in connection with this Warrants Instrument or any document or transaction in connection with this Warrants Instrument and the Warrants (including any dispute or claim relating to any non-contractual obligations arising out of or in connection with this Warrants Instrument) shall be referred to and finally resolved by arbitration in Singapore to the exclusion of the ordinary courts, in accordance with the arbitration rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force (“Arbitration Rules”) which rules are deemed to be incorporated by reference in this Condition. The place of arbitration shall be in Singapore and the language of the arbitration shall be English. The arbitration tribunal shall consist of one arbitrator to be appointed by the Holder. The arbitral award made and granted by the arbitrator shall be final, binding and incontestable, may be enforced by the Parties against the assets of the other Party wherever those assets are located or may be found and may be used as a basis for judgement thereon in Singapore or elsewhere.

In witness whereof this Warrants Instrument has been executed as a deed poll and delivered on the date appearing at the head of page 1.

THE COMPANY

The COMMON SEAL of	)

AIHUISHOU INTERNATIONAL CO. LTD.	)

was hereunto affixed	)	/s/ AiHuiShou International Co.
Ltd.
in accordance with its constitution	)	Seal of AiHuiShou International
Co. Ltd.
[place common seal here]

/s/ CHEN Xuefeng Director

/s/ WANG Yongliang Witness’ name: WANG Yongliang (王永良) Address: NO. 433, Songhu Road, Yangpu District, Shanghai Occupation: Director